Exhibit 4.3

EXECUTION COPY


                      SUPPLEMENTAL FUNDING 2 DEED OF CHARGE
                               DATED 1 MARCH 2007

                        PERMANENT FUNDING (NO. 2) LIMITED
                                 (AS FUNDING 2)

                                       AND

                           PERMANENT MASTER ISSUER PLC
                               (AS MASTER ISSUER)

                                       AND

                              THE BANK OF NEW YORK
       (AS FUNDING 2 SECURITY TRUSTEE AND MASTER ISSUER SECURITY TRUSTEE)

                                       AND

                                   HALIFAX PLC
 (AS SELLER, CASH MANAGER, FUNDING 2 GIC PROVIDER, FUNDING 2 SWAP PROVIDER
                     AND FUNDING 2 START-UP LOAN PROVIDER)

                                       AND

                THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
                                (AS ACCOUNT BANK)

                                       AND

                      STRUCTURED FINANCE MANAGEMENT LIMITED
                        (AS CORPORATE SERVICES PROVIDER)

                                       AND

                           PERMANENT MORTGAGES TRUSTEE
                             (AS MORTGAGES TRUSTEE)

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                               ALLEN & OVERY LLP


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                                   CONTENTS

CLAUSE                                                                     PAGE


2.    Amendment to Funding 2 Principal Priority of Payments...............     2
3.    Notices and Demands.................................................     2
4.    Choice of Law.......................................................     2
5.    Counterparts........................................................     2
6.    Third Party Rights..................................................     2
7.    Submission to Jurisdiction..........................................     2

Signatories...............................................................     4

APPENDIX

1.    Amendments to Funding 2 Deed of Charge..............................     6



                               ALLEN & OVERY LLP

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THIS SUPPLEMENTAL FUNDING 2 DEED OF CHARGE (this DEED) is made on 1 March 2007

BETWEEN:

(1) PERMANENT FUNDING (NO. 2) LIMITED, a company incorporated in England and Wales with limited liability (registered number 04441772) and having its registered office at 35 Great St Helen's London EC3A 6AP (FUNDING 2);

(2) PERMANENT MASTER ISSUER PLC, a company incorporated in England and Wales with limited liability (registered number 5922774) and having its registered office at 35 Great St Helen's London EC3A 6AP (the MASTER ISSUER);

(3) THE BANK OF NEW YORK, a national association acting through its offices at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as FUNDING 2 SECURITY TRUSTEE which expression includes such company and all other persons or companies for the time being acting as trustee and security trustee under the Funding 2 Deed of Charge);

(4) THE BANK OF NEW YORK, a national association acting through its offices at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as MASTER ISSUER SECURITY TRUSTEE which expression includes such company and all other persons or companies for the time being acting as trustee and security trustee under the Master Issuer Deed of Charge);

(5) HALIFAX PLC, a public limited company incorporated in England and Wales with limited (registered number 2367076) and having its registered office at Trinity Road, Halifax, West Yorkshire HX1 2RG (acting in its capacities as SELLER and CASH MANAGER);

(6) HALIFAX PLC, a public limited company incorporated in England and Wales (registered number 2367076) and having its registered office at Trinity Road, Halifax, West Yorkshire HX1 2RG (acting in its capacity as FUNDING 2 GIC PROVIDER, FUNDING 2 SWAP PROVIDER and FUNDING 2 START-UP LOAN PROVIDER);

(7) THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, a company established by an Act of the Parliament of Scotland in 1695 (as amended) and acting through its office at 116 Wellington Street, Leeds LS1 4LT, (acting in its capacity as ACCOUNT BANK);

(8) STRUCTURED FINANCE MANAGEMENT LIMITED, a company incorporated in England and Wales with limited liability (registered number 3853947) and having its registered office is at 35 Great St. Helen's London EC3A 6AP (acting in its capacity as the CORPORATE SERVICES PROVIDER);
      and

(9) PERMANENT MORTGAGES TRUSTEE LIMITED, a private limited company incorporated under the laws of Jersey whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands (in its capacity as MORTGAGES TRUSTEE).

WHEREAS:

(A) This Deed is supplemental to the Funding 2 Deed of Charge made between the parties hereto and dated 17 October 2006 (herein after referred to as the FUNDING 2 DEED OF CHARGE).

(B) The parties to this Deed have agreed to enter into this Deed to, among other things, permit the agreed changes to Schedule 4 Part 2 of the Funding 2 Deed of Charge and any other amendment as may be required to give effect to this Deed.

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NOW THIS DEED WITNESSES as follows:

1.    INTERPRETATION

      The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Deed and dated 17 October 2006 (as the same may be amended, restated or supplemented from time to time with the consent of the parties to this Deed) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and the master issuer master definitions and construction schedule signed for the purposes of identification by Allen & Overy LLP and Sidley Austin on 17 October 2006 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Deed) (the MASTER ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Deed and, accordingly, the expressions defined in the Master Definitions and Construction Schedule and the Master Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the meanings in this Deed, including the Recitals hereto, and this Deed shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 (Interpretation and Construction) of the Master Definitions and Construction Schedule and the Master Issuer Master Definitions and Construction Schedule.

2.    AMENDMENT TO FUNDING 2 PRINCIPAL PRIORITY OF PAYMENTS

2.1 The parties hereto agree to amend the Funding 2 Deed of Charge in accordance with Appendix 1 hereto.

3.    NOTICES AND DEMANDS

      Any notice or communication under or in connection with this Deed or the Funding 2 Deed of Charge shall be given in the manner and at the times set out in Clause 24 (Notices) of the Funding 2 Deed of Charge or at such other address as the recipient may have notified to the other parties hereto and/or thereto in writing.

4.    CHOICE OF LAW

      This Deed is governed by and shall be construed in accordance with English law.

5.    COUNTERPARTS

      This Deed may be signed (manually or by facsimile) and delivered in more than one counterpart all of which, taken together, shall constitute one and the same deed.

6.    THIRD PARTY RIGHTS

      This Deed does not create any right under the Contracts (Rights of Third Parties) Act 1999 which is enforceable by any person who is not a party to this Deed.

7.    SUBMISSION TO JURISDICTION

      Each party to this Deed hereby irrevocably submits to the exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Deed and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Deed hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are inconvenient forum for the maintenance or hearing of such action or proceeding.

                                       2

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DULY  EXECUTED  AND DELIVERED AS A DEED by each of the parties hereto or on its behalf on the date appearing on page 1.

                                       3

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                                  SIGNATORIES


FUNDING 2
EXECUTED as a DEED by              )  /s/ Jonathan Keighley
PERMANENT FUNDING (NO. 2)          )  /s/ Claudia Wallace
LIMITED acting by two              )
directors                          )



MASTER ISSUER
EXECUTED as a DEED by              )  /s/ Jonathan Keighley
PERMANENT MASTER ISSUER            )  /s/ Claudia Wallace
PLC acting by two                  )
directors                          )



FUNDING 2 SECURITY TRUSTEE AND MASTER ISSUER SECURITY TRUSTEE
EXECUTED as a DEED by              )
THE BANK OF NEW YORK               )  /s/ Vincent Giraud
acting by its authorised signatory )



Witness:                              /s/ Charles Toland

Name:

Address:  Allen & Overy LLP,
          40 Bank Street
          Canary Wharf
          London E14 5PU



SELLER, CASH MANAGER, FUNDING 2 GIC PROVIDER, FUNDING 2 SWAP PROVIDER AND FUNDING 2 START-UP LOAN PROVIDER
EXECUTED as a DEED by              )  /s/ Ian Stewart
HALIFAX plc                        )  /s/ Amarpal Takk
acting by its attorney             )
in the presence of                 )

Witness:                              /s/ Charles Toland

Name:

Address:  Allen & Overy LLP,
          40 Bank Street
          Canary Wharf
          London E14 5PU



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FUNDING 2 ACCOUNT BANK
EXECUTED as a DEED by      )
THE GOVERNOR AND COMPANY OF)
THE BANK OF SCOTLAND       )
acting by its attorney     )
in the presence of         )


Witness:

Name:

Address:



CORPORATE SERVICES PROVIDER
EXECUTED as a DEED by  )
STRUCTURED FINANCE     )
MANAGEMENT LIMITED     )
acting by two directors)


EXECUTED as a DEED on behalf of                     )
PERMANENT MORTGAGES TRUSTEE                         )
LIMITED, a company incorporated in Jersey,          )
Channel Islands, by                                 )
being a person who, in                              )
accordance with the laws of that territory is acting)
under the authority of the company,                 )
in the presence of                                  )

Witness's:

Name:

Address:

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                                  APPENDIX 1

                     AMENDMENTS TO FUNDING 2 DEED OF CHARGE

The cross reference in Clause 4.6 to "Clause 3.2" shall be amended to "Clause 3.3".

The cross reference in Clause 13.1(a) to "Clause 13 (Investment by Note Trustee)" shall be amended to "Clause 3.3".

The cross reference in Clause 6.3(b) to "Part 1 of Schedule 3" shall be amended to " Part 1 of Schedule 4".

The cross reference in Clause 6.3(b) to "Part 2 of Schedule 3" shall be amended to " Part 2 of Schedule 4".

The cross reference in Clause 6.4(b) to "Part 1 of Schedule 3" shall be amended to " Part 1 of Schedule 4".

The cross reference in Clause 6.4(b) to "Part 2 of Schedule 3" shall be amended to " Part 2 of Schedule 4".

The cross reference in Clause 7.1 to "Part 3 of Schedule 3" shall be amended to " Part 3 of Schedule 4".


The following wording in Part 2 of Schedule 4:

"1.   DUE AND PAYABLE DATES OF LOAN TRANCHE

      1.1 A Loan Tranche shall become DUE AND PAYABLE on the earlier to occur of:

            (a) any date specified in relation to such Loan Tranche in the applicable Loan Tranche Supplement;

            (b)   the date upon which a Trigger Event occurs;

            (c) the date upon which the Funding 2 Security Trustee serves a Note Acceleration Notice on the Master Issuer; and

            (d) the date upon which the Funding 2 Security Trustee serves a Master Intercompany Loan Acceleration Notice on Funding 2."

shall be amended to:

"1.   DUE AND PAYABLE DATES OF LOAN TRANCHE

1.1   A Loan Tranche shall become DUE AND PAYABLE on the earlier to occur of:

      (a) any date specified in relation to such Loan Tranche in the applicable Loan Tranche Supplement and applicable Final Terms;

      (b)   the date upon which a Trigger Event occurs;

      (c) the date upon which the Funding 2 Security Trustee serves a Note Acceleration Notice on the Master Issuer;

      (d) the date upon which the Funding 2 Security Trustee serves a Master Intercompany Loan Acceleration Notice on Funding 2; and

                                       6

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      (e)   the Step-up Date, if any, in relation to such Loan Tranche as specified in the applicable Loan Tranche Supplement and applicable Final Terms.".



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